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EXHIBIT 2.0

     SUBSCRIPTION AGREEMENT made on this 8th day of February, 1999, between MAS Acquisition VI Corp., an Indiana corporation (the "Company"), and the undersigned subscriber (the "Subscriber").

     The Company desires to obtain financing by selling restricted shares of Common Stock of the Company (the "Shares"). The Subscriber desires to purchase the number of Shares at a price of $0.0015 per Share as set forth on the signature page hereof.

     NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.  SUBSCRIPTION FOR SHARES

     1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the number of Shares from the Company set forth upon the signature page hereof, and the Company agrees to sell such Shares to the Subscriber at a purchase price of $0.0015 per Share on the terms and conditions stated herein.

     1.2 The purchase price is payable by check made payable to the order of "MAS Acquistion VI Corp." payable within 30 days from the date of subscription. If the Company declines to accept this subscription, the Company will return such funds to the undersigned without interest thereon or deduction therefrom.

II.  REPRESENTATIONS BY THE SUBSCRIBER

     2.1 The Subscriber hereby represents and warrants to the Company as follows:

          (a) The Common Stock are being purchase for his own account, for investment purposes only, not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionation, in whole or in part. The Subscriber acknowledges that the offering and sale of the Shares has not been filed with or reviewed by the Securities and Exchange Commission (the "SEC") because of the Company's representations that this is intended to be a non-public offering pursuant to
               Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

          (b) The Subscriber agrees that he will not sell, transfer or otherwise dispose of any of the Shares unless they are registered under the Securities Act or unless an exemption from such registration is available. The Subscriber must receive prior approval from the Company should he desire to transfer the securities. The request must be accompanied by an opinion of counsel reasonably satisfactory to the
               Company that the proposed sale, transfer or disposition
               does not result in a violation of the Securities Act or
               any applicable state "blue sky" laws (collectively, the "Securities Laws"). The Subscriber agrees to hold the Company and its directors, executive officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sales, transfer or disposition of the Securities by the undersigned Subscriber in violation of any Securities Laws or any misrepresentation herein.
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          (c)  The Company has made available to the Subscriber in
               connection with this transaction, at Subscriber's request, all S.E.C. filings including, but not limited to, its 10-KSB for the year ended December 31, 1998 and various Offering Documents. To the extent the Company possessed such information or could acquire it without unreasonable effort or expense, the Company has made available to the Subscriber for his inspection and review all other documents, records, books and other information that he has requested relating to an investment in the Company. The Subscriber understands the "Risk Factors" set forth in the Offering Documents.

          (d)  The Subscriber represents that he is an "accredited investor".

          (e) The Subscriber represents that he has significant prior investment experience, including investment in non-listed and non-registered securities and that he recognizes the highly speculative nature of this investment.

          (f) The Subscriber acknowledges and agrees that the Company is relying on the Subscriber's representations contained in this Agreement and the related subscription documents in determining whether to accept this subscription. The Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

          (g) All representations are true and correct in all material respects as of the date of execution hereof, and the Subscriber covenants that until the closing of the Shares subscribed for, he shall inform the Company immediately of any changes in any of the representations provided by the Subscriber hereunder.

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     2.2  The Subscriber acknowledges and is aware that:

          (a) No federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of this investment, nor any recommendation or endorsement of the Securities.

          (b) The certificates evidencing the Shares will contain the following or a substantially similar legends:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, (THE ACT), AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT.

          (c) The purchase of the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that
               (i) such persons may not be able to liquidate their investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a required disposition, such persons could sustain a complete loss of their entire investment.

          (d) The Subscriber understands the risks involved and has carefully evaluated such risks and other considerations, relating to the purchase of the Shares. The Subscriber (i) has adequate means of providing for his current needs and contingencies, (ii) has no need of his investment, (iii) is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, and (iv) at the present time, can afford a complete loss of such investment.

     2.3  Indemnification.

     The Subscriber recognizes that the sale of the Shares to him will be based upon his representations and warranties set forth above and on other written information supplied by the Subscriber to the Company. The Subscriber agrees to indemnify and to hold harmless the Company, and its affiliates from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, arising out of or based upon any false representation or warranty made by the Subscriber in this Subscription Agreement and/or any failure by the Subscriber to fulfill any covenants or agreements set forth herein or in the other documents executed and delivered by him in connection with this transaction.

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REPRESENTATIONS BY THE COMPANY

     3.1 The Company represents and warrants to the Subscriber as follows:

          (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Indiana.

          (b) The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company.

          (c) The Common Stock has been duly authorized and when paid for and issued pursuant to the terms hereof, will be validly issued, fully paid and non-assessable.

IV.  TERMS OF OFFERING

     The subscription period will end on midnight March 31, 1999.

V. REGISTRATION RIGHTS

     The Company has no obligation to the Subscriber to include all Shares sold in this offering in its registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization).

VI. NOTICES TO SUBSCRIBERS

     6.1 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING
          OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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     6.2  THESE SECURITIES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY
          AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR
          THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD
          OF TIME.

     6.3 SUBSCRIBERS SHOULD REVIEW THE OFFERING DOCUMENTS WHEREIN NOTICES TO SUBSCRIBERS RESIDING IN CERTAIN STATES ARE SET FROTH IN ACCORDANCE WITH SECURITIES LAWS OF SUCH STATES.

VII.  RISK FACTORS

     AN INVESTMENT IN THE SECURITIES BEING OFFERED HEREBY IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY CONSIDER, TOGETHER WITH OTHER MATTERS REFERRED TO HEREIN, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, THE FOLLOWING RISK FACTORS. IT MUST BE RECOGNIZED THAT OTHER UNFORESEEN RISKS MIGHT ARISE IN THE FUTURE AND AFFECT THE COMPANY TO A GREATER EXTENT THAN COULD EVER BE ANTICIPATED.

     THE OFFERING DOCUMENTS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THE OFFERING DOCUMENTS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, WITH RESPECT TO (I) THE COMPANY'S FINANCING PLANS, (II) TRENDS AFFECTING THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS, (III) THE IMPACT OF COMPETITION AND (IV) THE EXPANSION OF CERTAIN OPERATIONS. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES,
AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. THE FOLLOWING INFORMATION IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

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     NO OPEATING HISTORY, REVENUE AND ASSETS.  The Company has had no
operating history nor any revenues or earnings from operations. The Company has little or no tangible assets or financial resources. The Company will, in all likelihood, continue to sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

     SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

     STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES Transferability of the shares of Common Stock of the Company is very limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the initial sale and subsequent resale of securities of "blank check" companies such as the Company within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, would not register the securities of the Company for sale or resale in their states. Because of these regulations, the Company currently has no plan to register any securities of the Company with any state. To ensure that any state laws are not violated through the reales of the securities of the Company, the Company will refuse to register the transfer of any securities of the Company, to residents of any state, which prohibit such resale or if no exemption is available for such resale. It is not anticipated that a secondary trading market for the Company's securities will develop in any state until subsequent to consummation of a Business Combination, if at all.

     SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.
Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

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     NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO
STANDARDS FOR BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

     LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

     LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with a business opportunity. Consequently, the Company's activities may be limited to those engaged in by business opportunities which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     REGULATION. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

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     POTENTIAL REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING
BUSINESS COMBINATION. The Company's primary plan of operation is based upon a business combination with a private concern which, depanding on the terms of merger or acquisition, may result in the Company issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued Common Shares of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management of the Company.

     DISADVANTAGES OF BLANK CHECK OFFERING. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Company.
Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

     TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

     REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY
BUSINESS OPPORTUNITIES.  Section 13 and 15(d) of the Securities
Exchange Act of 1934 (the "Exchange Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

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VIII. MISCELLANEOUS

7.1 Any notice or other communication give hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at MAS Acquisiton
VI Corp., c/o Aaron Tsai, President, at 1710 E. Division St., Evansville, IN 47711, and to the Subscriber at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

7.2 This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement set forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Indiana.

7.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Shares as herein provided.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                                MAS Acquisition VI Corp.

                                                       /s/ Aaron Tsai
                                                 By:_____________________
                                                    Aaron Tsai, President
                                                         2-1-1999
                                                Date:____________________



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Please register the Shares which I am purchasing as follows:

     Name: Sir Michael Bromley, K.B.E.
          ----------------------------

as (check one):
_X_Individual        ___Tenants-in Common      ___Existing Partnership
___Joint Tenants     ___Corporation            ___Trust
___Minor with adult custodian under the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):

Sir Michael Bromley, K.B.E.     6,850,000
___________________________     _______________________________
Name                            Number of Shares Subscribed for
                                at $0.0015 per Share
P.O. Box 557
___________________________
Address

Goroka   Paupua New Guinea      N/A
___________________________     _______________________________
City     State     Zip          Social Security or Taxpayer ID

/s/ Michael Bromley                 2-1-1999
___________________________     _______________________________
Signature                       Date